As filed with the Securities and Exchange Commission on May 1, 2015

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CITIGROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-1568099
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

399 Park Avenue New York, NY	10043
(Address of Principal Executive Offices)	(Zip Code)

Citi Head Office

Guarantee Plan

(Full Title of the Plan)

Rohan Weerasinghe

General Counsel

Citigroup Inc.

399 Park Avenue

New York, NY 10043

(Name and Address of Agent For Service)

(212) 559-1000

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Obligation(1)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Deferred Compensation Obligations	$2,500,000	100%	$2,500,000	$290.50

(1)	Estimated solely for purposes of determining the registration fee.

EXPLANATORY NOTE

This Registration Statement registers obligations of Citigroup Inc. to pay deferred compensation in the future (“Deferred Compensation Obligations”) in accordance with the terms of the Citi Head Office Guarantee Plan (the “Plan”). The Deferred Compensation Obligations registered on this Registration Statement are in addition to the Deferred Compensation Obligations previously registered on a Registration Statement on Form S-8 filed in connection with the Plan on January 24, 2008 (File No. 333-148846), the contents of which are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 1, 2015.

CITIGROUP INC. (Registrant)

By	/s/ John C. Gerspach
John C. Gerspach Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed below by the following persons in the capacities indicated on May 1, 2015.

Signatures	Title

/s/ Michael L. Corbat Michael L. Corbat	Chief Executive Officer and Director (Principal Executive Officer)

/s/ John C. Gerspach John C. Gerspach	Chief Financial Officer (Principal Financial Officer)

/s/ Jeffrey R. Walsh Jeffrey R. Walsh	Controller (Principal Accounting Officer)

* Duncan Hennes	Director

* Franz B. Humer	Director

* Michael E. O’Neill	Director (Chairman)

* Gary M. Reiner	Director

* Judith Rodin	Director

Signatures	Title

* Anthony M. Santomero	Director

* Joan E. Spero	Director

* Diana L. Taylor	Director

* William S. Thompson	Director

* James S. Turley	Director

*By:	/s/ John C. Gerspach
John C. Gerspach Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Document

5.1	Opinion of Pamela Scott, with respect to the legality of the securities being registered

23.1	Consent of Pamela Scott (included in the opinion filed as Exhibit 5)

23.2	Consent of KPMG LLP

24.1	Powers of Attorney of the directors of the Registrant.